                                       MADSEN & ASSOCIATES CPA'S, INC.
                                               684 EAST VINE STREET #3
                                                    MURRAY, UT 84107

April 28, 2011

United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:     Allezoe Medical Holdings, Inc. (formerly Stanford Management, Ltd.)

Dear Sirs/Madams:

The undersigned Madsen & Associates CPA's, Inc. previously acted as independent accountants to audit the financial statements of Allezoe Medical Holdings, Inc. (formerly Stanford
Management, Ltd.).  We are no longer acting as independent accountants to the Company.

This letter will confirm that we have read Allezoe Medical Holdings, Inc.'s (formerly Stanford
Management, Ltd.) statements included under Item 4.01 of its Form 8-K dated on or about April
18, 2011, and we agree with such statements as they relate to us.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K

Very Truly,

/s/ Madsen & Associates CPA's, Inc.

Madsen  & Associates CPA's, Inc.